UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant To Section 13 Or 15(D) Of The Securities Exchange Act Of 1934
Date of report (Date of earliest event reported): December 10, 2009
ACME PACKET, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33041	04-3526641
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification
incorporation)		No.)
71 Third Avenue
Burlington, Massachusetts 01803
(Address of principal executive offices) (Zip Code)
(781) 328-4400
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
     On December 10, 2009, Acme Packet, Inc. (the “Company”) entered into a Lease (the “Lease”) dated as of November 23, 2009 for reference purposes with MSCP Crosby, LLC (the “Landlord”) for approximately 123,788 rentable square feet of space in the building (the “Building”) located at 100 Crosby Drive, Bedford, Massachusetts. The Company has the option, at its election subject to certain conditions, to also rent approximately 22,337 rentable square feet of space in the Building. The Company also has a right of first offer, subject to certain conditions, on any unoccupied space in the balance of the Building. The Lease has an initial term of six years and six months, commencing on June 1, 2010 and expiring on November 30, 2016. The Company has the option to extend the term of the Lease for an additional period of five years, if the Company is occupying at least fifty percent of the leased premises, is not in default of the Lease and delivers written notice to the Landlord at least twelve months prior to the expiration of the initial term.
     Pursuant to the Lease, the Company’s monthly base rent is $201,155.50 and the Company is required to pay additional monthly rent in an amount equal to the Company’s proportionate share of certain taxes and operating expenses, as further set forth in the Lease. An event of default is defined as the occurrence of any of the following events: failure to pay rent when due and is not cured within five (5) days of notice from the Landlord or is not paid within five (5) days of the due date on two (2) occasions in a one year period; violation of the assignment and subletting provisions; a levy against the Company’s leasehold interest which is not removed or discharged within thirty (30) days; the appointment of a receiver or custodian for the Company’s property and assets which is not dismissed in sixty (60) days, the voluntary filing of bankruptcy, the involuntary petition against the Company under the bankruptcy code which is not dismissed within sixty (60) days or a consent to the assignment of assets; and failure to perform or observe any other covenant or obligation under the Lease that is not cured within thirty (30) days. The Company also agreed to obtain, and has obtained, an unconditional letter of credit for the benefit of Landlord in the amount of $603,466.50.
     A copy of the Lease is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.
Item 9.01 Financial Statements and Exhibits
(d) Exhibits

Exhibit	Description

10.1	Lease between MSCP Crosby, LLC and Acme Packet, Inc. dated as of November 23, 2009

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: December 14, 2009

Acme Packet, Inc.
By:	/s/ Peter J. Minihane
	Name:	Peter J. Minihane
	Title:	Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit	Description

10.1	Lease between MSCP Crosby, LLC and Acme Packet, Inc. dated as of November 23, 2009